Exhibit 16.1
Larry O’Donnell, CPA, P.C.

Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
Email larryodonnellcpa@comcast.net	Aurora, Colorado 80014
www.larryodonnellcpa.com
October 25, 2010
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
RE: CleanTech Biofuels, Inc.
Ladies and Gentlemen:
I have read the statements made by CleanTech Biofuels, Inc. in Item 4.01 of the accompanying Form 8K, which is being filed with the Securities and Exchange Commission. I agree with the statements contained therein concerning the firm.
Very truly yours,

Larry O’Donnell, CPA, P.C.